Report of Independent Registered Public
Accounting Firm

To the Shareholders and Board of Trustees of EM Capital India Gateway Fund of the
Coventry Funds Trust In planning and
performing our audit of the financial
statements of the EM Capital India Gateway
Fund  (the Fund) of the Coventry Funds
Trust (the Trust) as of and for the period ended December 31, 2007, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that 1. pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company 2.
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted the following deficiencies involving the financial close process that we consider to be material weaknesses as defined above.

A material weakness over the financial reporting close process was identified. We attribute this material weakness to a lack of supervision, review, timely preparation, and issuance of the financial statements of the underlying special purpose vehicle investment (SPV Investment) of the Fund. The SPV
Investment administrator could not prepare the financial statements of the SPV Investment as information was not properly communicated from the SPV
Investment adviser and fund accountant. In addition, the SPV Investment administrator was not familiar with the required disclosures necessary for financial reporting purposes. The Funds administrator did not receive the detailed trial balance of the SPV Investment throughout the period to enable an efficient preparation of the consolidated financial statements. As a result of the delay in the financial reporting close process for the SPV Investment, the audit of the SPV Investment was not concluded until May 9, 2008. The material weakness identified resulted in the Funds consolidated financial statement not being filed with the Securities
Exchange Commission within the required deadline of 60 days after the Funds fiscal year-end.

This material weakness was considered in determining the nature, timing, and extent of the procedures to be performed in our audit of the financial statements of the Fund for the period ended December 31, 2007, and this report does not affect our report on the consolidated financial statements of the Fund dated
June 30, 2008.
This report is intended solely for the information and use of management and the Board of Trustees of EM
Capital India Gateway Fund of the Coventry Funds Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



ERNST & YOUNG LLP
Columbus, Ohio
June 30, 2008